                                                                   EXHIBIT 10.19


AGREEMENT dated January ____________, 2001, between ReTrac Medical, Inc. (the "Company"), and Mr. Anthony Sartor (the "Advisory Board Chairman").


                                    RECITALS


The Company is currently in the process of developing its business and requires certain knowledge and experience to assist and guide the Company in its growth and strategy.


Mr. Sartor has the knowledge and extensive experience the Company requires.


The Company desires to have Mr. Sartor assume the role of Chairman of the Financial Advisory Board to assist and guide the Company in developing its business, growth and strategy for a maximum period of three years.


Mr. Sartor for certain consideration hereinafter defined, accepts the position of Chairman of the Financial Advisory Board for a three year period.


NOW THEREFORE subject to ratification by the Board of Directors, and any amendments to the by-laws that may be required, the parties hereto agree as follows.


1. POSITION.


Mr. Sartor shall assume the role of Chairman of the Financial Advisory Board.


2. TERM.


The term of this Agreement shall begin on January, 2001, the effective date, and shall terminate on January, 2004.


3. DUTIES.


The Advisory Board Chairman shall devote a sufficient amount of his time and attention to the Company`s business and shall be available to the management of the Company to assist and guide the Company in its growth and strategy.

4. COMPENSATION.


The Advisory Board Chairman shall receive no compensation for his services as Advisory Board Chairman.


5. STOCK.


As a one-time consideration for the signing of this agreement the Company agrees to issue the Advisory Board Chairman Thirty Thousand (30,000) shares of the Company's common stock. Such stock shall be, and is, separate and apart from any other stock issued, or to be issued, the Advisory Board Chairman under any other agreement. The Advisory Board Chairman shall execute the Acknowledgment of Stock Restriction attached hereto as Exhibit A.


6. EXPENSES.


The Advisory Board Chairman may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company will reimburse the Advisory Board Chairman for all such expenses upon periodic presentation of an itemized account of such expenditures.


7. TERMINATION.


The Advisory Board Chairman may, without cause, terminate this Agreement by giving 60 days` written notice to the Company of such termination or resignation of his position. In such event, the Advisory Board Chairman shall continue to render his services up to the date of termination or resignation.


8. INDEMNITY.


The Company hereby agrees to hold the Advisory Board Chairman harmless for any and all liabilities that may arise from the actions of the Company prior to the effective date of this agreement.


9. NOTICES.


Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to:

The Advisory Board Chairman at:

Mr. Anthony Sartor

67B Mountain Boulevard Extension
Warren, NJ 07059




The Company at:

ReTrac Medical, Inc.
22 South Main Street
New City, NY 10956


10. WAIVER OF BREACH.


The Company's waiver of a breach of any provision of this Agreement by the Advisory Board Chairman shall not operate or be construed as a waiver of any subsequent breach by the Advisory Board Chairman. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.


11. ASSIGNMENT.


The Advisory Board Chairman acknowledges that his services are unique and personal. Accordingly, the Advisory Board Chairman may not assign his rights or delegate his duties or obligations under this Agreement. The Company's rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the Company's successors and assigns.


12. ENTIRE AGREEMENT.


This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.


13. HEADINGS.


Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

14. COUNTERPARTS.


This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


In witness whereof the parties have executed this Agreement on the __ day of February, 2001.


Chairman of the Financial Advisory Board


/S/ Anthony Sartor
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Anthony Sartor


ReTrac Medical, Inc., by


/S/ Thomas Sassone
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Thomas Sassone, President/CEO

                       ACKNOWLEDGMENT OF STOCK RESTRICTION
                       -----------------------------------


The Shares to be issued in accordance with the agreement of date February ___, 2001, between ReTrac Medical, Inc. and Anthony Sartor will not have been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws, and as such, the Shares are and will be restricted securities as such term is defined under the Securities Act of 1933, and the Shares will be issued in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws. The Shares will be and will have been acquired by Anthony Sartor for investment purposes only and not with a view to distribution or resale and may not be made subject to a security interest, pledge, hypothecated, sold or otherwise transferred unless such Shares are subsequently registered in accordance with the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register or qualify the Shares. The Company may require an opinion of it counsel prior to authorizing the registration of any transfer of the Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. Certificates evidencing the Shares shall bear a standard form Securities and Exchange Commission restrictive legend and any such other legends as required by applicable federal and state laws, and the transfer agent for the Company's class of Common Shares shall be instructed to place a stop transfer order on the stock books of the Company restricting the transfer of the Shares.


Anthony Sartor represents and warrants that he agrees to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Shares with federal and state laws or the enforce the intent of the agreement.


Dated:   February    , 2001


/S/ Anthony Sartor
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Anthony Sartor